Exhibit 10.56

INTELSAT S.A.

BONUS PLAN

ARTICLE I

PURPOSE

The Intelsat S.A. Bonus Plan (the “Plan”), effective             , 2012, is designed to provide to selected officers and employees of Intelsat S.A., a Luxembourg société anonyme (the “Company”) and its Affiliates direct cash incentive compensation linked to the financial results of the Company and its Affiliates.

ARTICLE II

DEFINITIONS

Section 2.1 “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” means the possession, directly or indirectly, of the power to direct the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

Section 2.2 “Board” means the Board of Directors of the Company.

Section 2.3 “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service due to the Participant’s (A) willful misconduct or gross neglect of his duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform his duties; (D) conviction of or guilty or no contest plea to a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with his employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

Section 2.4 “Change in Control” shall be deemed to occur upon any of the following events:

(a) the acquisition by any Person of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Affiliates, or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

(b) a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(c) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(d) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired that business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

Section 2.5 “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

Section 2.6 “Committee” means the Compensation Committee of the Board or subcommittee thereof or, if no such Compensation Committee or subcommittee exists, the Board.

Section 2.7 “Common Stock” means the common shares, nominal value $0.01 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which it may be exchanged).

Section 2.8 “Disability” means cause for termination of a Participant’s employment or service due to a determination that the Participant is disabled in accordance with a disability insurance program maintained by the Company or is determined by the Social Security Administration to be totally disabled.

Section 2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

Section 2.10 “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Section 162(m) Bonus Award under the Plan.

Section 2.11 “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Section 162(m) Bonus Award of a particular Participant, whether all, some portion but less than all, or none of the Section 162(m) Bonus Award has become payable for the Performance Period.

Section 2.12 “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

Section 2.13 “Performance Period” shall mean the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Section 162(m) Bonus Award.

ARTICLE III

ADMINISTRATION

Section 3.1 The Plan shall be administered by the Committee. The Committee may delegate all or any part of its responsibilities and powers to one or more senior executives of the Company or its Affiliates; provided, however, that such delegation shall not extend to the Committee’s responsibilities and powers with respect to awards granted under the Plan to the senior executives to whom the delegation has been granted. Any such delegation may be revoked by the Committee at any time.

Section 3.2 Subject to Section 3.5, the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) select the officers and employees of the Company and its Affiliates to participate in the Plan (each, a “Participant”); (ii) determine the awards to be granted under this Plan to a Participant (each, a “Bonus”); (iii) determine the terms and conditions of any award granted under the Plan; (iv) determine whether, to what extent, and under what circumstances awards granted under the Plan may be canceled, forfeited, or suspended and the method or methods by which awards may be canceled, forfeited, or suspended; (v) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the Participant or of the Committee; (vi) interpret and administer the Plan or award granted hereunder; (vii) establish, amend, suspend, or waive any rules, regulations, agreements, guidelines and instruments for the administration of the Plan and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (viii) accelerate the vesting, delivery, payment, or lapse of restrictions on, or waive any condition in respect of, awards granted under the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law.

Section 3.3 All designations, determinations, interpretations, actions taken and other decisions under or with respect to the Plan or any award or any documents evidencing awards granted pursuant to the Plan shall be within the Committee’s or its delegate’s sole and absolute discretion, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company and its Affiliates, its shareholders, any Participants and any other employee of the Company, and each of their respective successors in interest.

Section 3.4 No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any award hereunder (unless constituting fraud, gross negligence or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the

Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud, gross negligence or a willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

Section 3.5 The Board may, at any time and from time to time, grant Bonuses and administer the Plan. In such case, the Board shall have all of the authority granted to the Committee under the Plan.

ARTICLE IV

ELIGIBILITY

The Committee shall select for each fiscal year the officers and employees of the Company and its Affiliates who will be Participants in the Plan for such fiscal year. Nothing in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length nor shall participation in the Plan in any year by any Participant require continued participation by such Participant in any subsequent year. Neither the adoption of the Plan nor the designation of an employee as a Participant shall confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or its Affiliates to terminate the employment of any employee at any time.

ARTICLE V

DETERMINATION OF BONUS

Section 5.1 The form, timing and amount of each Bonus awarded to a Participant shall be determined by and in the sole discretion of the Committee. The Committee may condition a Bonus upon such goals, factors or criteria as may be approved by the Committee from time to time, which goals, factors or criteria may be different for each Participant. The Committee may, in its sole discretion, increase, decrease or eliminate the amount of the Bonus if, in its sole judgment, such increase, decrease or elimination is appropriate.

Section 5.2 Bonuses will be paid on the Payment Date and will be paid in cash unless otherwise determined by the Committee. The “Payment Date” is the date designated by the Committee for payment at the time that the Committee awards a Bonus, which, unless otherwise determined by the Committee, shall be subject to the Committee’s (i) receipt of the audited financial statements of the Company for the applicable fiscal year or other evidence of achievement of the applicable performance targets, (ii) determination of the achievement of the applicable performance targets and (iii) determination of the Bonus payout amounts due thereunder in respect of the applicable fiscal year.

ARTICLE VI

TERMINATION OF EMPLOYMENT

Unless otherwise provided in the terms of the applicable award established by the Committee at the time of grant or thereafter, or pursuant to any employment, change-in-control, severance or other agreement in effect with the Participant, if a Participant’s employment with the Company and its Affiliates is terminated for any reason prior to a Payment Date, the Bonus otherwise payable on the Payment Date, if any, shall be forfeited, and the Bonus in respect of the fiscal year in which such termination occurs shall be forfeited.

ARTICLE VII

SECTION 162(m) BONUS AWARDS

Section 7.1 Generally. The Committee shall have the authority, at or before the time of grant, to designate an award as intended to qualify as “performance-based compensation” under Section 162(m) of the Code (a “Section 162(m) Bonus Award”). Notwithstanding the foregoing, (i) any award to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code for a fiscal year that satisfies the requirements of this Article VII may be treated as a Section 162(m) Bonus Award in the absence of any such Committee designation and (ii) if the Company determines that a Participant who has been granted a Section 162(m) Bonus Award is not (or is no longer) a “covered employee” within the meaning of Section 162(m) of the Code, the terms and conditions of such award may be modified without regard to any restrictions or limitations set forth in this Article VII. The maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Section 162(m) Bonus Award shall be $5,000,000.

Section 7.2 Discretion of Committee with Respect to Section 162(m) Bonus Awards. The Committee may select the length of a Performance Period, the Performance Criteria used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) and the Performance Formula. Within the first 90 days of a Performance Period (or the maximum period allowed under Section 162(m) of the Code), the Committee shall determine each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

Section 7.3 Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) expense targets or cost reduction goals, general and administrative expense savings; (xii) margins; (xiii) enterprise value; (xiv) sales; (xv) stockholder return; (xvi) objective measures of personal targets, goals or completion of projects; (xvii) cost of capital, debt leverage year-end cash position or book value; or (xviii) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated payment of any Section 162(m) Bonus Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

Section 7.4 Modification of Performance Goal(s). The Committee may alter Performance Criteria without obtaining shareholder approval if applicable tax and/or securities laws so permit. The Committee may modify the calculation of a Performance Goal during the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter if the change would not cause any Section 162(m) Bonus Award to fail to qualify as “performance-based compensation” under Section 162(m), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Section 7.5 Payment of Section 162(m) Bonus Awards.

(a) Payment. A Participant must be employed by or rendering services for the Company or an Affiliate on the last day of a Performance Period and on the Payment Date to be eligible for payment of a Section 162(m) Bonus Award for such period.

(b) Limitation. A Participant shall be eligible to receive payment of a Section 162(m) Bonus Award only to the extent the Committee determines that the Performance Goals for such period are achieved; provided, however, that, except to the extent provided in any employment, change-in-control, severance or other agreement in effect with the Participant, in the event of the termination of a Participant’s employment or service by the Company other than for Cause within 12 months following a Change in Control, or due to the Participant’s death or Disability, the Participant shall, if so determined by the Committee in its sole discretion, receive payment in respect of a Section 162(m) Bonus Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Section 162(m) Bonus Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(c) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Section 162(m) Bonus Awards payable for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Section 162(m) Bonus Award actually payable for the Performance Period and, in so doing, may apply discretion to eliminate or reduce the size of a Section 162(m) Bonus Award consistent with Section 162(m) of the Code. The Committee shall not have the discretion to (A) provide payment or delivery in respect of Section 162(m) Bonus Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Section 162(m) Bonus Award above the applicable limitations set forth in Section 7.1 of the Plan.

ARTICLE VIII

EFFECT OF CHANGE IN CONTROL

Except to the extent otherwise provided in any applicable employment, change-in-control, severance or other agreement in effect with the Participant, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole discretion, provide that all or a portion of any such Bonus award shall become fully vested based on (x) actual performance through the date of the Change in Control as determined by the Committee or (y) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

ARTICLE IX

CLAWBACK/FORFEITURE

Notwithstanding anything to the contrary contained herein, the Committee may cancel the Bonus if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee. The Committee may also determine that, in such event, the Participant shall be required to forfeit any compensation, gain or other value realized thereafter on the vesting or payment of such Bonus, and must promptly repay such amounts to the Company. The Committee may also determine that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Bonus for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required promptly to repay any such excess amount to the Company. To the extent required by applicable law and/or the rules and regulations of the New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Bonuses shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all Bonuses awarded hereunder).

ARTICLE X

AMENDMENT AND TERMINATION

The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time. Notwithstanding any provision in the Plan to the contrary, the Company reserves the right to add any additional terms or provisions to or to otherwise amend any award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such award complies with the legal requirements of any governmental entity to whose jurisdiction the award is subject.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Withholding. A Participant shall be required to pay, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash or other property deliverable pursuant to any Bonus or from any compensation or other amounts owing to a Participant, the amount of any required withholding taxes (including U.S. Federal, state, local or non-U.S. taxes of any kind required by law) in respect of a Bonus or any payment thereof and to take such other action as the Committee or the Company deems necessary to satisfy all obligations for the payment of such withholding and taxes.

Section 11.2 No Trust or Fund Created. Neither the Plan nor any award granted under the Plan shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any award granted under the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

Section 11.3 Nontransferability. No Bonus may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Section 11.4 Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

Section 11.5 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

Section 11.6 Severability. If any provision of the Plan or terms of any Bonus is or becomes or is deemed by any court, governmental agency or other authority, mediator or arbitrator to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, entity or award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or terms of any Bonus, such provision shall be construed or deemed stricken as to such jurisdiction, person, entity or award and the remainder of the Plan or terms of any Bonus shall remain in full force and effect.

Section 11.7 Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 11.8 Section 409A of the Code.

(a) It is intended that the Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from such taxes or penalties. With respect to any award granted under the Plan that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any award granted under the Plan is designated as a separate payment.

(b) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any awards granted under the Plan that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(c) In the event that the timing of payments in respect of any award granted under the Plan (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury

Regulations promulgated thereunder or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

Section 11.9 Section 162(m) of the Code. It is intended that this Plan and Section 162(m) Bonus Awards satisfy the applicable requirements of Code Section 162(m) so that the Company’s tax deduction for Section 162(m) Bonus Awards paid to Participants who are or may be Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Section 162(m) Bonus Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

Section 11.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.11 Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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As adopted by the Board of Directors of the Company on             , 2012.

As approved by the shareholders of the Company on             , 2012.